Exhibit 4.1
SIXTH AMENDED AND RESTATED
REGISTRATION RIGHTS AGREEMENT
THIS SIXTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of the 21st day of December, 2018, by and among Coupang, LLC, a Delaware limited liability company (the “Company”) and the investors listed on Schedule A hereto, each of which is herein referred to as an “Investor”.
RECITALS
WHEREAS, the Company and certain Investors are party to that certain Fifth Amended and Restated Registration Rights Agreement, dated as of December 22, 2017, as amended on February 23, 2018 (the “Previous Registration Rights Agreement”);
WHEREAS, the Company and SVF Investments (UK) Limited are parties to the Class J Preferred Units Purchase Agreement, dated as of November 14, 2018 (the “Class J Agreement”);
WHEREAS, in order to induce SVF Investments (UK) Limited to purchase Class J Preferred Units of the Company (the “Class J Units”) and invest funds in the Company pursuant to the Class J Agreement, the Company hereby agrees that this Agreement shall govern the rights of the Investors to cause the Company to register Registrable Securities (as defined below); and
WHEREAS, the Company and the Investors that are parties to the Previous Registration Rights Agreement (with such Investors, inclusive of Bom Kim, holding at least sixty-six and two-thirds percent (66 2/3%) of the Registrable Securities (as defined in the Previous Registration Rights Agreement)) wish to amend and restate the Previous Registration Rights Agreement as set forth herein and as permitted by Section 2.7 of the Previous Registration Rights Agreement.
NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:
1.Registration Rights. The Company covenants and agrees as follows:
1.1Definitions. For purposes of this Section 1:
(a)The term “1934 Act” means the Securities Exchange Act of 1934, as amended.
(b)The term “Act” means the Securities Act of 1933, as amended.
(c)The term “Equity Securities” means (a) the Preferred Units held by the Holders, (b) any warrants, options or other rights to subscribe for or to acquire, directly or indirectly (whether pursuant to any division or split of Units or other equity interests in the Company or in connection with a combination, exchange, reorganization, recapitalization, reclassification, merger, consolidation or other business combination transaction involving the Company or otherwise) any Units or other equity interests in the Company, (c) any Units or other equity interests in the Company or any bonds, notes, debentures or other securities convertible into or exchangeable for, directly or indirectly (whether pursuant to a split or division of Units or other equity interests in the Company or in connection with a combination, exchange, reorganization, recapitalization, reclassification, merger, consolidation or other business combination transaction involving the Company or otherwise) any Units or other equity interests in the Company, including pursuant to the transactions contemplated by Section 6.5 of the LLC Agreement, and (d) any interests in the foregoing, in each case outstanding at any time.
(d)The term “Form S-3” means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.
(e)The term “Holder” means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.11 hereof.
(f)The term “Initial Offering” means the Company’s first firm commitment underwritten public offering of its Equity Securities under the Act.
(g)The term “LLC Agreement” means the Ninth Amended and Restated Limited Liability Company Agreement of the Company, dated as of the date hereof, as the same may be amended from time to time.
(h)The term “Preferred Units” shall have the meaning set forth in the LLC Agreement.
(i)The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.
(j)The term “Registrable Securities” means, at any time, the following (in each case as adjusted for unit splits, recapitalizations and other similar events): (a) the Preferred Units issued and outstanding at such time; (b) Equity Securities issued or issuable upon the conversion, exercise or exchange of the Preferred Units, including pursuant to Section 6.5 of the LLC Agreement or upon the exercise of any preemptive rights pursuant to Section 2.6 of the LLC Agreement, (c) Equity Securities issued or issuable upon the conversion, exercise or exchange of any Equity Securities of the Company issued or issuable, directly or indirectly (whether pursuant to any division or split of Units or other equity interests in the Company or in connection with a combination, exchange, reorganization, recapitalization, reclassification, merger, consolidation or other business combination transaction involving the Company or otherwise, including, without limitation, as contemplated by Section 6.5 of the LLC Agreement), with respect to: (i) any of the securities issued in clauses (a) or (b) above or (ii) a conversion of a convertible promissory note issued by the Company and held by an Investor or its assignee; provided, however, that any and all Equity Securities described in clauses (a)-(c) above shall cease to be Registrable Securities upon (x) any sale of such Equity Securities pursuant to a registration statement filed with and declared effective by the SEC under the Act, (y) such Equity Securities being sold by a party in a transaction in which rights herein are not assigned in accordance with this Agreement, or (z) such Equity Securities being publicly distributed pursuant to an exemption from the registration requirements of the Act, including distributions to the public pursuant to Rule 144 or Regulation S of the Act.
(k)The amount of “Registrable Securities” outstanding shall be determined by the number of shares or units of common equity outstanding that are, and the number of shares or units of common equity issuable pursuant to then exercisable or convertible securities that are, Registrable Securities.
(l)The term “Rule 144” shall mean Rule 144 under the Act.
(m)The term “SEC” shall mean the Securities and Exchange Commission.
(n)The term “Units” shall have the meaning set forth in the LLC Agreement.
1.2Request for Registration.
(a)Subject to the conditions of this Section 1.2, if the Company shall receive at any time after six (6) months after the effective date of the Initial Offering, a written request from the Holders of at least 35% or more of the Registrable Securities then outstanding (for purposes of this Section 1.2, the “Initiating Holders”) that the Company file a registration statement under the Act covering the registration of Registrable Securities with an anticipated aggregate offering price of at least $10,000,000, then the Company shall, within twenty (20) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 1.2, use commercially reasonable efforts to effect, as soon as practicable, the registration under the Act of all Registrable Securities that the Holders request to be registered in a written request received by the Company within forty (40) days of the mailing of the Company’s notice pursuant to this Section 1.2(a).
(b)If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.2 and the Company shall include such information in the written notice referred to in Section 1.2(a). In such event the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in such underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company). If any Holder disapproves of the terms of the underwriting, the Holder may elect to withdraw therefrom by written notice to the Company and the underwriter and the Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration; provided, however, that, if by the withdrawal of such Registrable Securities, a greater number of Registrable Securities held by others participating in the underwriting may be included in such registration, then the Company shall allocate such greater number of Registrable Securities to such parties in proportion, as nearly as practicable, to the respective amount of Registrable Securities held by such parties. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Company that marketing factors require a limitation on the number of securities underwritten (including Registrable Securities), then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of Equity Securities that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities pro rata based on the number of Registrable Securities held by all such Holders (including the Initiating Holders). In no event shall any Registrable Securities be excluded from such underwriting unless all other securities of the Company are first excluded. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration. For purposes of this Section 1.2, a registration shall not be counted as effected if, as a result of an exercise of the underwriter’s cutback, fewer than 50% of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included.
(c)Notwithstanding the foregoing, the Company shall not be required to effect a registration pursuant to this Section 1.2:
(i)in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required under the Act;
(ii)after the Company has effected two (2) registrations pursuant to this Section 1.2, and such registrations have been declared or ordered effective;
(iii)during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of the filing of and ending on a date one hundred eighty (180) days following the effective date of a Company-initiated registration subject to Section 1.3 below; provided that the Company is actively employing in good faith all commercially reasonable efforts to cause such registration statement to become effective;
(iv)if the Initiating Holders propose to dispose of Registrable Securities that may be registered on Form S-3 pursuant to Section 1.4 hereof; or
(v)if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2 a certificate signed by the Company’s Manager (or chief executive officer, if applicable) stating that in the good faith judgment of the Management Committee (or board of directors, if applicable) of the Company, it would be seriously detrimental to the Company and its members (or stockholders, if applicable) for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Holders, provided that such right shall be exercised by the Company not more than once in any twelve (12)-month period; provided further that the Company shall not register any securities for the account of itself or any other member (or stockholder, if applicable) during such one hundred twenty (120) day period (other than a registration relating solely to the sale of securities of participants in a Company equity incentive plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Equity Securities being registered are common equity issuable upon conversion of debt securities that are also being registered). In the event the Company makes the determination contemplated by this Section 1.2(c)(v), the Initiating Holders shall be entitled to withdraw their request for registration under this Section 1.2 without impairing their right to request registration thereafter.
1.3Company Registration.
(a)If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for members (or stockholders, if applicable) other than the Holders) any of its membership units, stock or other securities under the Act in connection with the public offering of such securities (other than a registration relating solely to the sale of securities of participants in a Company equity incentive plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Equity Securities being registered are common equity issuable upon conversion of debt securities that are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after personal, courier or email delivery of such notice by the Company in accordance with Section 2.5, the Company shall, subject to the provisions of Section 1.3(c), use all commercially reasonable efforts to cause to be registered under the Act all of the Registrable Securities that each such Holder requests to be registered.
(b)Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.3 prior to the effectiveness of such registration whether or not any Holder has elected to include any of its securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 1.7 hereof.
(c)Underwriting Requirements. In connection with any offering involving an underwriting of the Company’s equity securities, the Company shall not be required under this Section 1.3 to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company (or by other persons entitled to select the underwriters) and enter into an underwriting agreement in customary form with such underwriters, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If a Holder disapproves of the terms of any such underwriting, the Holder may elect to withdraw therefrom by written notice to the Company and the underwriter and any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration; provided, however, that if by the withdrawal of such Registrable Securities a greater number of Registrable Securities held by other Holders may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Company shall offer to all Holders who have included Registrable Securities in the registration the right to include additional Registrable Securities in the same proportion used below in determining the underwriters’ limitation. If the total amount of securities, including Registrable Securities, requested by the Company’s equity holders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, that the underwriters determine in their sole discretion will not jeopardize the success of the offering. In no event shall any Registrable Securities be excluded from such offering unless all other members’ (or stockholders’, if applicable) securities have been first excluded. In the event that the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be apportioned pro rata among the selling Holders based on the number of Registrable Securities held by all selling Holders or in such other proportions as shall mutually be agreed to by all such selling Holders. Notwithstanding the foregoing, in no event shall the amount of securities of the selling Holders included in the offering be reduced below thirty percent (30%) of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company’s securities, in which case the selling Holders may be excluded if the underwriters make the determination described above and no other member’s (or stockholder’s, if applicable) securities are included in such offering. For purposes of the preceding sentence concerning apportionment, for any selling equity holder that is a Holder of Registrable Securities and that is an institutional, private equity, hedge or venture capital investment fund, partnership or corporation, the affiliated institutional, private equity, hedge or venture capital investment funds, partners, retired partners and stockholders of such Holder, any fund which is controlled by or under common control with one or more general partners of such Holder, any fund that is managed and governed by the same management company as such Holder, any fund that controls such Holder or any fund that is controlled by, under common control with, managed or advised by the same management company or registered investment advisor that controls, is under common control with, manages or advises the fund that controls such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate amount of Registrable Securities owned by all such related entities and individuals.
1.4Form S-3 Registration. If the Company receives a written request from the Holders of at least 30% or more of the Registrable Securities then outstanding (for purposes of this Section 1.4, the “Initiating Holders”) that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company shall:
(a)promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders;
(b)use commercially reasonable efforts to effect, as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders’ Registrable

Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.4:
(i)if Form S-3 is not available for such offering by the Holders;
(ii)if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than $100,000,000;
(iii)if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.4 a certificate signed by the Company’s Manager (or chief executive officer, if applicable) stating that in the good faith judgment of the Management Committee (or board of directors, if applicable) of the Company, it would be seriously detrimental to the Company and its members (or stockholders, if applicable) for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Holders; provided that such right shall be exercised by the Company not more than once in any twelve (12)-month period; provided further that the Company shall not register any securities for the account of itself or any other member (or stockholder, if applicable) during such one hundred twenty (120) day period (other than a registration relating solely to the sale of securities of participants in a Company equity incentive plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Equity Securities being registered is common equity issuable upon conversion of debt securities that are also being registered);
(iv)if the Company has, within the twelve (12) month period preceding the date of such request, already effected two registrations on Form S-3 for the Holders pursuant to this Section 1.4; or
(v)in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance;
(c)if the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.4 and the Company shall include such information in the written notice referred to in Section 1.4(a). The provisions of Section 1.2(b) shall be applicable to such request (with the substitution of Section 1.4 for references to Section 1.2); and

(d)subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders. Registrations effected pursuant to this Section 1.4 shall not be counted as requests for registration effected pursuant to Section 1.2.
1.5Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:
(a)prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the Registration Statement has been completed; provided, however, that such one hundred twenty (120) days period shall be extended for a period of time equal to the period a Holder refrains from selling any securities included in such registration at the request of the underwriter; and provided, further, that before filing a registration statement, the Company will furnish the Holders of Registrable Securities covered by such Registration Statement, the underwriters, if any, and any attorney, accountant or other agent retained by any such Holders of Registrable Securities or underwriters (i) copies of all such documents proposed to be filed, which documents will be subject to review and comment of such Holders, their counsel and underwriters, if any, and (ii) if requested, financial and other information required by the SEC to be included in such registration statement and all financial and other records, pertinent corporate documents and properties of the Company customarily reviewed in connection with an underwritten registration; and shall cause the officers, managers, directors and employees of the Company, counsel to the Company and independent certified public accountants to the Company, to respond to such inquiries and supply all information, as shall be reasonably necessary, in the opinion of respective counsel to such Holders and underwriters, to conduct a reasonable investigation within the meaning of the Act, and will not file any registration statement to which the Holders of at least a majority of the Registrable Securities covered by such registration statement or the underwriter, if any, shall, for reasonable reasons, object;
(b)prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement;
(c)furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, (including any amendments or supplements to the prospectus or preliminary prospectus and any issuer free writing prospectus) in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;
(d)use all commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;
(e)in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such public offering;
(f)use all commercially reasonable efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities of United States jurisdictions as may be necessary to enable the seller thereof to consummate the disposition of such Registrable Securities;
(g)comply with all applicable rules and regulations of the SEC and make available to its security holders an earnings statement satisfying the provisions of Section 11(a) of the Act and Rule 158 thereunder (or any similar rule promulgated under the Act) no later than forty-five (45) days after the end of any twelve (12) month period (or ninety (90) days after the end of any twelve (12) month period if such period is a fiscal year) (or in each case within such extended period of time as may be permitted by the SEC for filing the applicable report with the SEC) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts underwritten offering or (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of a registration statement, which earnings statements shall cover said twelve (12) moth period;
(h)permit any Holder which, in its reasonable judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such Holder and its counsel should be included;
(i)cause the senior management of the Company to participate in the preparation of the registration statement and the sale process, including any “road show” presentations to investors in connection with such registration for such period of time as is reasonably requested by the underwriters or the Initiating Holders;
(j)notify each Holder of Registrable Securities covered by such registration statement at any time when (i) a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, (ii) when the prospectus relating thereto or any supplement or post-effective amendment has been filed, and, with respect to such registration statement or any post-effective amendment, when the same has become effective, (iii) of any request by the SEC for amendments or supplements to the registration statement or the prospectus or for additional information, of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for such purpose, or (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;
(k)cause all such Registrable Securities registered pursuant to this Section 1 to be listed on a national exchange or trading system and on each securities exchange and trading system on which similar securities issued by the Company are then listed;
(l)provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration; and
(m)use all commercially reasonable efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter, dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities (to the extent the then-applicable standards of professional conduct permit said letter to be addressed to the Holders).
(n)Notwithstanding the provisions of this Section 1, following the filing of any registration statement pursuant to this Section 1, the Company shall be entitled to postpone or suspend, for a reasonable period of time, the effectiveness or use of, or trading under, any registration statement if the Company shall determine based on events or circumstances that arise after the filing of such registration statement that the sale of any securities pursuant to such registration statement would in the good faith judgment of the Management Committee (or the board of directors, if applicable) of the Company require disclosure of material nonpublic information that, if disclosed at such time, would be materially harmful to the interests of the Company and its members (or stockholders, if applicable); provided, however, that during any such period all executive officers, manager and directors of the Company are also prohibited from selling securities of the Company (or any security of any of the Company’s subsidiaries or affiliates).
In the event of the suspension of effectiveness of any registration statement pursuant to this Section 1.5, the applicable time period during which such registration statement is to remain effective shall be extended by that number of days equal to the number of days the effectiveness of such registration statement was suspended.
1.6Information from Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable

Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of such Holder’s Registrable Securities.
1.7Expenses of Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Sections 1.2, 1.3 and 1.4, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holders (not to exceed $50,000) shall be borne by the Company. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 or Section 1.4 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless, in the case of a registration requested under Section 1.2, the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2; provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Sections 1.2 and 1.4.
1.8Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.
1.9Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:
(a)To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers, directors and stockholders of each Holder, legal counsel, accountants and investment advisors for each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement (or incorporated by reference therein), including any preliminary prospectus or final prospectus contained therein or any issuer free writing prospectus, offering circular or other document filed or made available in connection therewith or any amendments or supplements thereto, (ii) the omission or alleged omission to state in such registration statement, including any preliminary prospectus or final prospectus contained therein or any issuer free writing prospectus, offering circular or other document filed or made available in connection therewith or any amendments or supplements thereto, a material fact required to be stated therein, or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws, and the Company will reimburse each such Holder, underwriter, controlling person or other aforementioned person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 1.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter, controlling person or other aforementioned person.
(b)To the extent permitted by law, each selling Holder will, severally and not jointly, indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, legal counsel and accountants for the Company, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any person intended to be indemnified pursuant to this Section 1.9(b) for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 1.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld), and provided that in no event shall any indemnity under this Section 1.9(b) exceed the net proceeds from the offering received by such Holder.
(c)Promptly after receipt by an indemnified party under this Section 1.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of liability to the indemnified party under this Section 1.9 to the extent of such prejudice, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.9.
(d)If the indemnification provided for in this Section 1.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations; provided, however, that no contribution by any Holder, when combined with any amounts paid by such Holder pursuant to Section 1.9(b), shall exceed the net proceeds from the offering received by such Holder. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The liability of each Holder to contribute as described herein shall be several and not joint. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
(e)Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.
(f)The obligations of the Company and Holders under this Section 1.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1 and otherwise.
1.10Reports Under the 1934 Act. With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a

Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to use its commercially reasonable efforts to:
(a)make and keep adequate current public information available, as those terms are understood and defined in Rule 144, at all times after the effective date of the Initial Offering;
(b)file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and
(c)furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to avail any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.
1.11Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities that (i) is a parent, subsidiary, affiliate, or affiliated institutional, private equity, hedge or venture capital fund or stockholder of such Holder, (ii) is a partner, member or other equity owner, or retired partner, retired member or other equity owner of such Holder, or an estate of any of its partners, members or other equity owners or retired partners, retired members or other equity owners, (iii) is a fund that is controlled by or under common control with one or more general partners of such Holder, a fund that is managed and governed by, or advised by, the same management company or investment advisor as such Holder, a fund that controls such Holder or any fund that is controlled by, under common control with, managed or advised by the same management company or investment advisor that controls, is under common control with, manages or advises the fund that controls such Holder, or (iv) is a Holder’s family member or trust for the benefit of an individual Holder or such Holder’s family members, provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including, without limitation, the provisions of Section 1.13 below; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.
1.12Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least a majority of the Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (a) to include any of such securities in any registration other than on a subordinate basis after all

Holders have had the opportunity to include in the registration and offering all shares of Registrable Securities that they wish to so include or (b) to demand registration of their securities.
1.13“Market Stand-Off” Agreement.
(a)Each Holder hereby agrees that it will not, without the prior written consent of the Company and the managing underwriter, during the period commencing on the date of the final prospectus relating to the Company’s Initial Offering and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Equity Securities or any securities convertible into or exercisable or exchangeable for Equity Securities held immediately prior to the effectiveness of the Registration Statement for such offering, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Equity Securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Equity Securities or other securities, in cash or otherwise. The foregoing provisions of this Section 1.13 shall apply only to the Initial Offering, shall not apply to the sale of any equity securities to an underwriter pursuant to an underwriting agreement, shall not apply to equity securities purchased by the Holders in the Initial Offering or on the open market following the Initial Offering, shall not apply to a transfer to the Holder’s parent, subsidiary or affiliate, and shall only be applicable to the Holders if all officers, managers, directors and greater than one percent (1%) members or stockholders of the Company agree to and continue to be bound by the same terms. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in the Company’s Initial Offering that are consistent with this Section 1.13 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply to all Holders subject to such agreements pro rata based on the number of equity securities subject to such agreements.
In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.
(b)Each Holder agrees that a legend reading substantially as follows shall be placed on any and all certificates representing Registrable Securities of each Holder (and the shares or securities of every other person subject to the restriction contained in this Section 1.13):
THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD OF UP TO 180 DAYS AFTER THE EFFECTIVE DATE OF THE ISSUER’S REGISTRATION STATEMENT FILED UNDER THE ACT, AS AMENDED, AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE ISSUER’S PRINCIPAL OFFICE. SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SECURITIES.

1.14Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 1 (i) after five (5) years following the consummation of a Qualified Public Offering (as defined in the LLC Agreement) or (ii) as to any Holder, such earlier time after the Initial Offering at which such Holder holds one percent (1%) or less of the Company’s outstanding Equity Securities and all Registrable Securities held by such Holder (together with any affiliate of the Holder with whom such Holder must aggregate its sales under Rule 144) can be sold in any three (3)-month period without registration in compliance with Rule 144 and without the requirement that the Company be in compliance with the current public information requirement under Rule 144(c)(1).
2.Miscellaneous.
2.1Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties (including transferees of any Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
2.2Governing Law. This Agreement shall be governed by and construed under the internal laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware.
2.3Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
2.4Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
2.5Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) if sent by international overnight courier, at the earlier of its receipt or 3 business days after deposit with an internationally recognized overnight courier, specifying next day delivery and written verification of receipt, or (iii) if sent by e-mail, upon its receipt by the information processing system that the recipient has designated or uses for the purpose of receiving e-mail; provided that, if sent by e-mail on any day other than a business day or after 5:00 p.m. (local time of recipient) on any business day, such e-mail shall be deemed effectively given the next business day. All communications shall be sent to the respective parties at the addresses or e-mail addresses set forth on the signature pages attached hereto (or at such other addresses or e-mail addresses as shall be specified by notice given in accordance with this Section 2.5).
2.6Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

2.7Entire Agreement; Amendments and Waivers. This Agreement (including the Schedules hereto) constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holders of either (a) at least sixty-six and two-thirds percent (66 2/3%) of the Registrable Securities held by all Holders that are parties to this Agreement (provided that such approval includes the prior written consent or vote of Bom Kim) or (b) at least ninety percent (90%) of the Registrable Securities held by all Holders that are parties to this Agreement. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder of any Registrable Securities, each future Holder of all such Registrable Securities, and the Company. Notwithstanding the foregoing, if an amendment or waiver alters or changes the rights or obligations of any Investor under this Agreement so as to affect such Investor materially and adversely, but does not so affect all Investors as a group, then such amendment or waiver shall not be binding on the adversely-affected Investor without its separate written consent.
2.8Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.
2.9Third Party Beneficiaries. Any Holder of Registrable Securities who is not already a party to this Agreement shall have the same rights as if such Holder were an Investor hereunder and a party hereto as a third party beneficiary, subject to the terms and conditions of this Agreement; provided, however, that the Company may require such Holder to execute a counterpart signature page to this Agreement thereby agreeing to be bound to the terms and conditions of this Agreement, together with such any other acknowledgements or instruments as the Company may deem appropriate, as a condition precedent to such Holder exercising or enjoying the benefit of any such rights.
2.10Previous Registration Rights Agreement Superseded. The undersigned who are parties to the Previous Registration Rights Agreement hereby amend and restate the Previous Registration Rights Agreement to read in its entirety as set forth in this Agreement, such that the Previous Registration Rights Agreement is hereby terminated and entirely replaced and superseded by this Agreement.
[Remainder of Page Intentionally Left Blank]

COUPANG, LLC

By:	/s/ Bom Kim
Name: Bom Kim
Title: Manager
[Signature Page to Sixth A&R Registration Rights Agreement]

BOM KIM

By:	/s/ Bom Kim
Name:	Bom Kim
[Signature Page to Sixth A&R Registration Rights Agreement]

Class I Members

GREENOAKS CAPITAL MS LP – CARMINE SERIES

By:	Greenoaks Capital MS Management LLC – Carmine Series
Its:	General Partner

By:	/s/ Neil Mehta
Name:	Neil Mehta
Title:	Manager

GREENOAKS CAPITAL OPPORTUNITIES FUND, L.P.

By:	Greenoaks Capital, (MTGP), L.P.
Its:	General Partner

By:	Greenoaks Capital (TTGP), Ltd.
Its:	General Partner

By:	/s/ Neil Mehta
Name:	Neil Mehta
Title:	Manager

Address: 535 Pacific Avenue, 4th Floor San Francisco, CA 94133 Email Address: legal@greenoakscap.com
[Signature Page to Sixth A&R Registration Rights Agreement]

Class G Members

TRICORNER HOLDINGS LLC

By:	Tricorner MM LLC
Its:	Manager

By:	/s/ Neil Mehta
Name:	Neil Mehta
Title:	Manager

MILLER HARBOR HOLDINGS LLC

By:	Miller Harbor Holdings MM LLC
Its:	Manager

By:	/s/ Neil Mehta
Name:	Neil Mehta
Title:	Manager

Address: 535 Pacific Avenue, 4th Floor San Francisco, CA 94133 Email Address: legal@greenoakscap.com
[Signature Page to Sixth A&R Registration Rights Agreement]

Class B Member

GREENOAKS CAPITAL MANAGEMENT LLC

By:	/s/ Nitin Mehta
Name:	Nitin Mehta
Title:	Manager

GREENOAKS CAPITAL MS LP – CLOCKTOWER SERIES
By:	Greenoaks Capital MS Management LLC – Clocktower Series, its General Partner

By:	/s/ Neil Mehta
Name:	Neil Mehta
Title:	Manager

Class C, Class D and Class E Member

GCM-CPG LLC
By:	Greenoaks Capital Management LLC
Its:	Manager

By:	/s/ Nitin Mehta
Name:	Nitin Mehta
Title:	Manager

Class E Member

GCM-KRW LLC
By:	Greenoaks Capital Management LLC
Its:	Manager

By:	/s/ Nitin Mehta
Name:	Nitin Mehta
Title:	Manager

Address: 535 Pacific Avenue, 4th Floor San Francisco, CA 94133 Email Address: legal@greenoakscap.com
[Signature Page to Sixth A&R Registration Rights Agreement]

Class F Member

GREENOAKS OPPORTUNITY I LLC
By:	Greenoaks Opportunity Partners LLC
Its:	Manager

By:	/s/ Neil Mehta
Name:	Neil Mehta
Title:	Manager

Class A, Class C, Class D and Class E Member

GREENOAKS OPPORTUNITY II LLC
By:	Greenoaks Opportunity Partners LLC
Its:	Manager

By:	/s/ Neil Mehta
Name:	Neil Mehta
Title:	Manager

Address: 535 Pacific Avenue, 4th Floor San Francisco, CA 94133 Email Address: legal@greenoakscap.com
[Signature Page to Sixth A&R Registration Rights Agreement]

Class C and Class D Member

GREENOAKS CAPITAL MS LP – APARO PARK II SERIES
By: Greenoaks Capital MS Management LLC – Aparo Park II Series, its General Partner

By:	/s/ Neil Mehta
Name:	Neil Mehta
Title:	Manager

Class E Member
GREENOAKS CAPITAL MS LP – GRANT PARK SERIES
By: Grant Park Series, its General Partner

By:	/s/ Neil Mehta
Name:	Neil Mehta
Title:	Manager

Class F Member

GREENOAKS CAPITAL MS LP – APARO PARK SERIES
By: Greenoaks Capital MS Management LLC – Aparo Park Series, its General Partner

By:	/s/ Neil Mehta
Name:	Neil Mehta
Title:	Manager

Address: 535 Pacific Avenue, 4th Floor San Francisco, CA 94133 Email Address: legal@greenoakscap.com
[Signature Page to Sixth A&R Registration Rights Agreement]

Class B, Class C, Class D and Class E Member

DISRUPTIVE INNOVATION FUND, L.P.
By:	Disruptive Innovation GP, LLC
Its:	General Partner

By:	/s/ Matthew Christensen
Name:	Matthew Christensen
Title:	Managing Member

Class F Member

DIF COUPANG, L.P.

By:	Disruptive Innovation GP, LLC
Its:	General Partner

By:	/s/ Matthew Christensen
Name:	Matthew Christensen
Title:	Managing Member

Address:

c/o Rose Park Advisors, LLC 200 State Street, 12th Floor Boston, MA 02109 Email Address: mqc@roseparkadvisors.com
[Signature Page to Sixth A&R Registration Rights Agreement]

Class G Member

DIF COUPANG II, L.P.

By:	Disruptive Innovation GP, LLC
Its:	General Partner

By:	/s/ Matthew Christensen
Name:	Matthew Christensen
Title:	Managing Member

Class B, Class C, Class D, and Class E Member

DIF COUPANG III, L.P.

By:	Disruptive Innovation GP, LLC
Its:	General Partner

By:	/s/ Matthew Christensen
Name:	Matthew Christensen
Title:	Managing Member

Address:

c/o Rose Park Advisors, LLC 200 State Street, 12th Floor Boston, MA 02109 Email Address: mqc@roseparkadvisors.com
[Signature Page to Sixth A&R Registration Rights Agreement]

Class B and Class C Member

LAUNCHTIME LLC

By:	/s/ Benjamin Sun
Name:	Benjamin Sun
Title:	Manager

Class C and Class D Member

SUN BROTHERS LLC

By:	/s/ Benjamin Sun
Name:	Benjamin Sun
Title:	Manager

Class C Member

SUN BROTHERS II LLC

By:	/s/ Benjamin Sun
Name:	Benjamin Sun
Title:	Manager

Class F Member

LAUNCHTIME ALPHA ASSOCIATES LLC

By:	/s/ Benjamin Sun
Name:	Benjamin Sun
Title:	Manager

Address: 211 North End Avenue 17E New York, NY 10282 Email Address: Ben@LaunchTime.com
[Signature Page to Sixth A&R Registration Rights Agreement]

Class B, Class C and Class D Members

LAUNCHTIME LLC

By:	/s/ Benjamin Sun
Name:	Benjamin Sun
Title:	Manager

LAUNCHTIME IV LLC

By:	/s/ Benjamin Sun
Name:	Benjamin Sun
Title:	Manager

LAUNCHTIME V LLC

By:	/s/ Benjamin Sun
Name:	Benjamin Sun
Title:	Manager

Address: 211 North End Avenue 17E New York, NY 10282 Email Address: Ben@LaunchTime.com
[Signature Page to Sixth A&R Registration Rights Agreement]

Class G Member

LAUNCHTIME II LLC

By:	/s/ Benjamin Sun
Name:	Benjamin Sun
Title:	Manager

Address: 211 North End Avenue 17E New York, NY 10282 Email Address: Ben@LaunchTime.com
[Signature Page to Sixth A&R Registration Rights Agreement]

Class D and Class E Members

MAVERICK HOLDINGS C, L.P.

By:	Maverick Capital, Ltd.
Its:	Instrument Advisor

By:	/s/ Ginessa Avila
Name:	Ginessa Avila
Title:	Authorized Signatory

Address: c/o Maverick Capital, Ltd. 300 Crescent Court, 18th Floor Dallas, TX 75201
[Signature Page to Sixth A&R Registration Rights Agreement]

Class I Member

BR PEP RAINFOREST COINVEST II, L.P.

By: Portfolio Administration & Management Ltd., its General Partner

By:	/s/ Jay J. Park
Name:	Jay J. Park
Title:	Vice President

Address: c/o BlackRock Investment Management, LLC 1 University Square – 5th Floor Princeton, NJ 08540
[Signature Page to Sixth A&R Registration Rights Agreement]

Class E Member

BR PEP RAINFOREST SECONDARY, L.P.

By: Portfolio Administration & Management Ltd., its General Partner

By:	/s/ Jay J. Park
Name:	Jay J. Park
Title:	Vice President

Class D and Class E Member

BR PEP RAINFOREST SECONDARY II, L.P.

By: Portfolio Administration & Management Ltd., its General Partner

By:	/s/ Jay J. Park
Name:	Jay J. Park
Title:	Vice President

Class G Member

BR PEP RAINFOREST COINVEST, L.P.

By: Portfolio Administration & Management Ltd., its General Partner

By:	/s/ Jay J. Park
Name:	Jay J. Park
Title:	Vice President

Address: c/o BlackRock Investment Management, LLC 1 University Square – 5th Floor Princeton, NJ 08540
[Signature Page to Sixth A&R Registration Rights Agreement]

Class G Members

EMERGING MARKETS ALPHA MASTER FUND LTD.

By: BlackRock Institutional Trust Company, N.A., its Investment Manager

By:
Name:
Title:

PAN ASIA OPPORTUNITIES MASTER FUND LTD.

By: BlackRock Institutional Trust Company, N.A., its Investment Manager

By:	/s/ Jay J. Park
Name:	Jay J. Park
Title:	Managing Director

Address: c/o BlackRock Advisers, LLC Scientific Active Equity Group 400 Howard Street San Francisco, CA 94105 Attn: Raffaele Savi, Ali Almufti Email: raffaele.savi@blackrock.com, ali.almufti@blackrock.com
Any Schedule K-1 distributed pursuant to Section 4.4(c) shall also be distributed to:
c/o BlackRock, Inc.
40 East 52nd Street
New York, NY 10022
Attn: Joseph Ackerman, Director, Tax Product
Email: joseph.ackerman@blackrock.com

With a copy (which shall not constitute notice) to:
c/o BlackRock, Inc.
Office of the General Counsel
40 East 52nd Street
New York, NY 10022
Attn: David Maryles and Vincent Taurassi
Email: legaltransactions@blackrock.com

[Signature Page to Sixth A&R Registration Rights Agreement]

Class F Members

SCHF (M) P.V., L.P.

By: SCHF (GPE), LLC, a Delaware limited liability company
Its: General Partner

By:	/s/ Keith Johnson
Name:	Keith Johnson
Title:	Managing Member

SCHF CIF, LP/CIF 2014-A Series

By: SCHF (GPE), LLC, a Delaware limited liability company
Its: General Partner

By:	/s/ Keith Johnson
Name:	Keith Johnson
Title:	Managing Member

Address: 2800 Sand Hill Road, Suite 101 Menlo Park, CA 94025
[Signature Page to Sixth A&R Registration Rights Agreement]

Class F Member

SCGE Fund, L.P.

By: SCGE (LTGP), L.P., a Cayman Islands exempted limited partnership
Its: General Partner

By:	/s/ Kimberly Summe
Name:	Kimberly Summe
Title:	Chief Operating Officer and General Counsel

Address: 2800 Sand Hill Road, Suite 101 Menlo Park, CA 94025
[Signature Page to Sixth A&R Registration Rights Agreement]

Class H Member

SVF INVESTMENTS (UK) LIMITED

By:	/s/ Amanda Sanchez-Barry
Name:	Amanda Sanchez-Barry
Title:	Director

Address: 69 Grosvenor Street London WIK 3JP United Kingdom
[Signature Page to Sixth A&R Registration Rights Agreement]

Schedule A
Investors
BR PEP Rainforest Coinvest, L.P.
BR PEP Rainforest Coinvest II, L.P.
BR PRP Rainforest Secondary, L.P.
BR PEP Rainforest Secondary II, L.P.
Greenoaks Opportunity II LLC
Greenoaks Capital MS LP – Aparo Park II Series
Greenoaks Capital MS LP – Aparo Park Series
Greenoaks Capital MS LP – Grant Park Series
Greenoaks Capital MS LP – Carmine Series
Greenoaks Capital Opportunities Fund, L.P.
Greenoaks Capital Management LLC
GCM-CPG LLC
GCM-KRW LLC
Greenoaks Opportunity I LLC
Greenoaks Capital MS LP – Clocktower Series
Tricorner Holdings LLC
Miller Harbor Holdings LLC
LaunchTime LLC
LaunchTime III LLC
LaunchTime IV LLC
LaunchTime V LLC
Sun Brothers LLC
Sun Brothers II LLC
LaunchTime Alpha Associates LLC
LaunchTime II LLC
Bom Kim
Hadley Harbor Master Investors (Cayman) L.P.
Maverick Holdings C, L.P.
Disruptive Innovation Fund, L.P.
DIF Coupang, L.P.
DIF Coupang II, L.P.
DIF Coupang III, L.P.
SCHF (M) P.V., L.P.
SCHF CIF, LP/CIF 2014-A Series
SCGE Fund, L.P.
SVF Investments (UK) Ltd.